Exhibit 99.1

Media Relations	Investor Relations
Beth Amorosi	Gary Geraci
FastLane Communications	Equity Performance Group
917-208-7489	617-723-2373
bamorosi@fast-lane.net	gary@equityperfgp.com
www.equityperformancegroup.com

FOR IMMEDIATE RELEASE:

Onstream Media Corporation Reports Fiscal 2007 Second Quarter Results and Outlook for Balance of Fiscal Year

POMPANO BEACH, FL - May 17, 2007 - Onstream Media Corporation (Nasdaq: ONSM), a leading online service provider of live and on-demand, digital media communications and applications, announced today its unaudited second quarter fiscal year 2007 financial results, for the three and six months ended March 31, 2007.

Operating Statement Highlights:

•	Revenues increased by approximately 6% in the second quarter of fiscal year 2007 to approximately $2.1 million, from approximately $2.0 million in the second quarter of fiscal year 2006.

•
The net loss for the second quarter of fiscal 2007 was approximately $8.0 million ($0.29 loss per share), which includes approximately $7.1 million of non-cash expenses, primarily arising from a significant number of conversions to equity of debentures and notes during the reported quarter and the resulting write-off of unamortized discount and prepaid interest, as well as professional fees paid in shares and options.

Balance Sheet Highlights:

•
At March 31, 2007, the Company had a cash balance of approximately $5.1 million and working capital of approximately $7.2 million. Although the Company utilized approximately $4.0 million of its cash balance in connection with its April 2007 acquisition of Infinite Conferencing, the Company expects, based on Infinite’s historical results, that the cash generated from those acquired operations after the acquisition date will exceed the cash utilized by the Company’s other operations after that date.

•
As of March 31, 2007, all 8% Senior and Subordinated Convertible Debentures, as well as notes payable, had been repaid or converted to common stock. As a result all of the Company’s debt, except for one capitalized software lease and operating payables, had been eliminated as of March 31, 2007 and all of its receivables, equipment and other assets are unencumbered.

•
The Company’s stockholders’ equity increased approximately 73% from the end of the prior quarter, to approximately $23.8 million as of March 31, 2007 versus approximately $13.8 million as of December 31, 2006.

•
The Company recently raised $11.0 million in gross proceeds from the sale of common shares at $2.25 per share in a private financing to partially finance the April 2007 acquisition of Infinite Conferencing. The resulting increase in the Company’s equity is only partially reflected on the Company’s March 31, 2007 balance sheet, with the remaining approximately $8.9 million of gross proceeds to be recorded after that date.

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Financial Discussion:

Randy Selman, president and chief executive officer of Onstream Media, stated, “We are extremely pleased to note that revenue from our webcast business continued the strong growth trend exhibited during the first quarter of the fiscal year. Once again, we achieved considerable growth in both the number of webcast events produced as well as the related revenue. We believe the recently completed acquisition of Infinite Conferencing, with a base in excess of 2,000 clients and its historically proven web-based marketing program, will enhance the growth of our webcasting business. As we have previously reported, Infinite Conferencing’s unaudited financial statements for the quarter ended March 31, 2007 reflected revenues of approximately $1.8 million, with a revenue base that has been growing at a rate in excess of 30% annually.”

The approximate 6% increase in revenues for the quarter ended March 31, 2007, as compared to the comparable quarter of the previous fiscal year, largely reflects an increase in revenue from the Webcasting Group of approximately $193,000 (21%). This increase was due to higher webcast production services sales and a continuation of the past growth in sales of higher priced video webcasts. The number of webcasts produced increased to approximately 1,400 webcasts for the quarter ended March 31, 2007, versus approximately 1,000 webcasts for the comparable quarter of fiscal 2006.

“Looking ahead,” Mr. Selman continued, “we expect that our fiscal third quarter results, which will include approximately two months of the Infinite Conferencing contribution and continued growth from our webcasting operations, will result in excess of 50% revenue growth for the quarter over the comparable prior year quarter and a significant reduction in the cash used by operating activities - before working capital changes. By the fourth quarter of our fiscal year, due to internally generated growth coupled with a full quarter of contribution from our Infinite Conferencing acquisition, we expect to achieve quarterly revenues in excess of $4.0 million - an increase of approximately 75% over the comparable quarter of the prior year. By this point, we anticipate the reduced quarterly net loss will be entirely due to non-cash expenses, as we expect to achieve positive cash flow - cash provided by operating activities, before working capital changes.”

“In addition, our recent partnership announcements with Adobe and Quest, combined with our existing partnerships with Akamai and Five Across (Cisco), will contribute to the growth of our Digital Media Services Group during the next quarters. We also expect that our March 2007 acquisition of Auction Video will provide us with additional growth opportunities, both from expanded geographic presence and from additional Digital Media Services Platform (DMSP) technologies including a flash ingestor and transcoder for User Generated Content (UGC), resulting in additional software and licensing fees,” Mr. Selman added.

Onstream Media will hold a conference call on Monday, May 21, 2007 at 4:15 pm ET to discuss its fiscal 2007 second quarter financial results. Management discussion will be followed by an open Q&A session. Interested parties may listen to the presentation live online at http://www.visualwebcaster.com/event.asp?id=39957 or by calling 1-866-682-6100 or 1-201-499-0416 approximately 5 to 10 minutes prior to the start of the call. An audio rebroadcast of the conference call will be archived for one year online at http://www.visualwebcaster.com/event.asp?id=39957.

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COMPARATIVE OPERATING HIGHLIGHTS

	For the Three Months Ended March 31,
	(unaudited)
	2007	2006
Revenue	$2,065,331	$1,954,952
Net Loss	$(8,038,624)	$(2,688,792)
Net Loss per common share	$(0.29)	$(0.20)
Weighted average shares outstanding	27,753,369	13,274,883

	For the Six Months Ended March 31,
	(unaudited)
	2007	2006
Revenue	$4,239,844	$3,811,747
Net Loss	$(11,526,069)	$(4,426,334)
Net Loss per common share	$(0.52)	$(0.34)
Weighted average shares outstanding	22,104,975	12,883,413

About Onstream Media:

Onstream Media Corporation is a leading online service provider of live and on-demand Internet video, corporate web communications and content management applications. Onstream Media's pioneering Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content on the Internet. The DMSP provides our clients with intelligent delivery and syndication of video advertising, and supports pay-per-view for online video and other rich media assets. The DMSP also provides an efficient workflow for transcoding and publishing user- generated content in combination with social networks and online video classifieds. Onstream Media also provides live and on-demand webcasting, webinars, web and audio conferencing services. Almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services.

Onstream Media customers include: AOL, AAA, AXA Equitable Life Insurance Company, Dell, Disney, MGM, Deutsche Bank, Rodale, Inc., Televisa, Thomson Financial/CCBN, PR Newswire and the U.S. Government. For more information, visit Onstream Media at www.onstreammedia.com or call 954-917-6655.

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to, fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.
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